Exhibit 10.3
Delaware Investments U.S., Inc.
Incentive Compensation Plan
Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (the “Agreement”) is by and between Delaware Investments U.S., Inc., (“DIUS”) on behalf of itself and its affiliates (including Delaware Management Holdings, Inc. and its subsidiaries (“DMHI”), and Patrick P. Coyne (the “Grantee”), and evidences the grant on February 7, 2008 of Restricted Stock Units to Grantee, and Grantee’s acceptance of the Restricted Stock Units in accordance with the provisions of the Amended and Restated Delaware Investments U.S., Inc. Incentive Compensation Plan, effective November 5, 2007, and any amendments thereto (the “Plan”) and this Agreement.  DIUS and Grantee agree as follows:

1. Number of Shares Granted.  Grantee is awarded ________ Restricted Stock Units (“RSUs”) subject to the terms and restrictions as set forth in the Plan and in this Agreement.  In the event an adjustment pursuant to Section 8(c) of the Plan is required, the number of RSUs awarded under this Agreement and/or the number of shares of common stock issued pursuant to RSUs granted under this Agreement shall be adjusted in accordance with Section 8(c) of the Plan.  All RSUs after such adjustment (and/or shares of DIUS common stock issued or issuable pursuant to an RSU granted under this Agreement) shall be subject to the same restrictions applicable to such RSUs (and/or shares of DIUS common stock issued or issuable pursuant to an RSU granted under this Agreement) before the adjustment.

2. Restrictions.  The RSUs granted pursuant to this Agreement shall be subject to the terms of the Plan and the following restrictions until such time as the restrictions shall lapse, as described in Paragraph 5 below: (a) neither the RSUs nor any interest or right therein or part thereof shall be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Grantee; and (b) in the event that Grantee’s Service (as defined below) with DMHI, Lincoln National Corporation (“LNC”), and all subsidiaries terminates prior to the vesting dates set forth in subparagraph 5(a) below, other than under the circumstances described in subparagraphs 5(b) through (e) below, the RSUs shall be forfeited and automatically transferred back to DIUS.  Upon forfeiture, Grantee shall have no further rights in such RSUs or shares of common stock issuable pursuant to an RSU granted hereunder.

For purposes of this Agreement, the term “Service” includes service as a common law employee of DMHI, LNC, or any subsidiaries.

3. Voting Rights.  Grantee shall have no voting rights on the RSUs.

4. Compliance with Non-Competition, Non-Solicitation, Non-Disparagement and Non-Disclosure Provisions.  Any RSUs may be cancelled by action of the Committee or its delegate if Grantee fails to comply with the non-competition, non-solicitation, non-disparagement and/or non-disclosure provisions described below during the vesting period described in subparagraphs 4(a) through (d) below.  Upon vesting of a RSU granted pursuant to this Agreement, Grantee shall certify on a form acceptable to the Committee that Grantee is in compliance with the terms and conditions of the Plan, and with the provisions in subparagraphs 4(a) through 4(d) below.  Failure to comply with these conditions prior to, or during the six months after vesting of a RSU granted pursuant to this Agreement shall cause the shares issued pursuant to the RSU granted hereunder to be rescinded, except as provided under the Plan

(a) Non-Competition.  Grantee may not become employed by, work on behalf of, or otherwise render services that are the same or similar to the services rendered by Grantee to the business unit employing Grantee for any other organization or business which competes with or provides, or is planning to provide, the same or similar products and/or services as the business unit in which Grantee was employed or otherwise had responsibilities for at the time of his/her termination.  Grantee understands and agrees that this restriction is nationwide in scope.  If Grantee has terminated employment, Grantee shall be free, however, to purchase, as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter and such investment does not represent a greater than five percent equity interest in the organization or business.

(b) Non-Solicitation.  Grantee shall not directly or indirectly hire, manage, solicit or recruit any employees, agents, financial planners, salespeople, financial advisors, vendors or service providers of DMHI whom Grantee had hired, managed, supervised, or otherwise became familiar with as a result of his/her employment with DMHI.

(c) Non-Disparagement.  Grantee shall not (i) make any public statements regarding his/her employment with DMHI (other than factual statements concerning the dates of employment and positions held) or his/her termination or retirement from DMHI that are not agreed to by DMHI, such approval not to be unreasonably withheld or delayed; and (ii) Grantee shall not disparage DMHI or any of its subsidiaries or affiliates, its and their respective employees, executives, officers, or Boards of Directors.

(d) Non-Disclosure.  Grantee shall not, without prior written authorization from DMHI, disclose to anyone outside DMHI or Lincoln National Corporation (“LNC”), or use in other than DMHI’s or LNC’s business, any information or material relating to the business of DMHI or LNC that DMHI or LNC considers confidential and/or proprietary pursuant to its Code of Conduct.

5. Vesting of Restricted Stock Units.  Subject to Paragraph 4 above, the RSUs indicated below shall vest on the earlier of the following dates:

(a)   [# units or ¼] on February 7, 2009;

[# units or ¼] on February 7, 2010;

[# Units or ¼] on February 7, 2011;

[# Units or ¼] on February 7, 2012; or

(b) The date on which the Grantee is certified as disabled and becomes eligible for long-term disability (“LTD”) benefits under a LTD program sponsored by DMHI or LNC; or

(c) The date of the Grantee’s death; or

(d) The date on which a Change of Control occurs as that term is defined by Section 2(c) of the Plan pursuant to the definition in effect on the day immediately preceding such Change of Control; or

(e) The date Grantee’s position is job eliminated, as that term is defined under the LNC Severance Pay Plan, and Grantee no longer provides Service to DMHI, LNC, or any subsidiaries.

Unless a Restricted Stock Unit has been canceled or forfeited, a share of common stock of DIUS, shall be distributed to Grantee (or to Grantee’s estate) subject to the restrictions set forth in this Agreement, the Plan, the DIUS certificate of incorporation, by-laws, and applicable law as soon as practicable after vesting, but in no event later than March 15th of the calendar year following the calendar year in which the RSU has vested.  The appropriate officer or agent of DIUS shall create a book entry account in the name of the Grantee, to which shares of DIUS common stock representing the RSUs shall be credited.

6. Ownership.  Grantee is required to and agrees to maintain ownership of at least seventeen (17%) percent of the gross vested RSUs at all times.

7. Tax Withholding. Grantee must remit to DMHI (or if directed by DMHI, to DIUS) an amount equal to any tax withholding required by federal, state, or local law on the value of the RSUs at such time as they are taxable to Grantee.  Grantee may elect, in accordance with procedures established by the Committee, to surrender shares of DIUS common stock (including the shares which are a part of this award) with a fair market value on the date of surrender that satisfies all or part of the withholding requirements.

8. Investment Intent.  Grantee is acquiring the RSUs and the underlying DIUS common stock for investment only and without any present intention to sell or distribute them to others in violation of any law, rule or regulation, and by Grantee’s signature below, Grantee hereby certifies the foregoing.  Neither the RSUs nor the underlying shares of common stock have been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws and, therefore, they cannot be sold unless they are subsequently registered under the Act and such state laws or an exemption from such registration is available.  Grantee agrees not to sell or otherwise transfer the RSUs or the underlying shares of common stock unless such transfer is made (i) pursuant to a registration statement under the Act and applicable state securities laws or in accordance with an exemption from the registration requirements of the Act and any applicable state securities laws, and (ii) in accordance with the restrictions on transfer contained in the Plan and DIUS' certificate of incorporation, as amended from time to time, and its bylaws.

The shares underlying the common stock shall not be issued with respect to RSUs unless the issuance and delivery of such common stock shall comply with all relevant provisions of state and federal laws, rules and regulations, and, in the discretion of the DIUS, shall be further subject to the approval of counsel for DIUS with respect to that compliance.  Grantee acknowledges that shares of common stock issued pursuant to RSUs granted hereunder may be uncertificated.  Grantee consents to the imposition of a legend on the certificate (if any) or such other document as determined by DIUS representing the underlying shares of common stock and restricting their transferability as may be required by the Plan, DIUS' certificate of incorporation and bylaws and applicable laws, rules and regulations.

9. Incorporation of Plan Terms.  This Award is subject to the terms and conditions of the Plan, including the right of DMHI or DIUS to call shares of DIUS stock under section 4(d) of the Plan.  Such terms and conditions of the Plan are incorporated into and made a part of this Agreement by reference.  In the event of any conflicts between the provisions of this Agreement and the terms of the Plan, the terms of the Plan will control.  Capitalized terms used but not defined in the Agreement shall have the meanings set forth in the Plan unless the context clearly requires an alternative meaning.

IN WITNESS WHEREOF, LNC, by its duly authorized officer has signed this Agreement as of the effective date set out above.  The terms and provisions of this Agreement are acknowledged and agreed to by Grantee, as evidenced by his or her signature below.

DELAWARE INVESTMENTS U.S., INC.

By:
Philip N. Russo
Executive Vice President

Agreed and Acknowledged by Grantee:

By:                          ______________________